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                                                                   EXHIBIT 10.17

                                 ZIX CORPORATION
                             STOCK OPTION AGREEMENT
                            (2001 STOCK OPTION PLAN)

Date of Grant                                                    Expiration Date

December 16, 2003                                              December 15, 2013

         THIS STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of the 18th day of December, 2003 by and between Zix Corporation, a Texas corporation (the "Company"), and Dan Nutkis ("Optionee").

         WHEREAS, the Company wishes to recognize the contributions of the Optionee to the Company and to encourage the Optionee's sense of proprietorship in the Company by owning the Common Stock, par value $.01 per share (the "Common Stock"), of the Company;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the Company hereby grants to the Optionee a non-qualified stock option ("Option") to purchase up to a total of 100,000 shares of the Common Stock at a price per share of $6.40 (the "Option Price") on the terms and conditions and subject to the restrictions as set forth in this Agreement and the provisions in the Zix Corporation 2001 Stock Option Plan (which is incorporated herein by reference) (the "Plan"). All defined terms contained herein shall have the meanings ascribed to them in the Plan, except as otherwise provided herein.

1.       DEFINITIONS.

         a. Acquiring Person. An "Acquiring Person" shall mean any person (including any "person" as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that, together with all Affiliates and Associates of such person, is the beneficial owner of 35% or more of the outstanding Common Stock. The term "Acquiring Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or subsidiary of the Company, or any person to the extent such person is holding Common Stock for or pursuant to the terms of any such plan. For the purposes of this Agreement, a person who becomes an Acquiring Person by acquiring beneficial ownership of 35% or more of the Common Stock at any time after the date of this Agreement shall continue to be an Acquiring Person whether or not such person continues to be the beneficial owner of 35% or more of the outstanding Common Stock.

         b. Affiliate and Associate. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act in effect on the date of this Agreement.

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                                                               Change in Control

         c. Change in Control. A "Change in Control" of the Company shall have occurred if at any time during the term of this Agreement any of the following events shall occur:

                  (i) Any Sale of the Company; or

                  (ii) Any Acquiring Person has become the beneficial owner of securities which, when added to any securities already owned by such person, would represent in the aggregate 35% or more of the then-outstanding securities of the Company that are entitled to vote to elect any class of directors;

                  (iii) If at any time, the Continuing Directors then serving on the Board of Directors of the Company cease for any reason to constitute at least a majority thereof; or

                  (iv) Any occurrence that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or any successor rule or regulation promulgated under the Exchange Act.

         d. Continuing Director. A "Continuing Director" shall mean a director of the Company who (i) is not an Acquiring Person or an Affiliate or Associate thereof, or a representative of an Acquiring Person or nominated for election by an Acquiring Person, and (ii) was either a member of the Board of Directors of the Company on the date of this Agreement or subsequently became a director of the Company and whose initial election or initial nomination for election by the Company's shareholders was approved by a majority of the Continuing Directors then on the Board of Directors of the Company.

         e. Disability. "Disability" shall mean any medically determinable physical or mental impairment that, in the opinion of the Committee, based upon medical reports and other evidence satisfactory to the Committee, can reasonably be expected to prevent the Optionee from performing substantially all of his or her customary duties of employment (with or without reasonable accommodation) for a continuous period of not less than 12 months.

         f. Person. A "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an incorporated organization, or a government or political subdivision thereof and any other entity. A Person, together with that Person's Affiliates and Associates, and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting, or disposing of securities of the Company with that Person, shall be deemed a single "Person."

         g. Resignation. "Resignation" shall mean the voluntary termination by the Optionee of his or her employment relationship with the employing Subsidiary and, if applicable, Company under circumstances other than Retirement.

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                                                               Change in Control

         h. Retirement. "Retirement" shall mean the termination of Optionee's employment in accordance with the requirements of a written retirement plan, policy or rule of the Company that has been duly adopted by the Company or employing Subsidiary, as applicable.

         i. Sale. A "Sale" occurs with respect to the Company if it engages in a merger, consolidation, or sale, lease, license, transfer, or other effective disposition of all or substantially all of the Company's assets and the Company or its shareholders or Affiliates immediately before such transaction beneficially own, immediately after or as a result of such transaction, equity securities of the surviving or acquiring corporation or such corporation's parent corporation possessing less than fifty-one percent (51%) of the voting power of the surviving or acquiring Person or such Person's parent corporation, provided that a Sale shall not be deemed to occur upon any public offering or series of such offerings of securities of the Company that results in any such change in beneficial ownership.

2. TERM OF OPTION. The term of this Option shall expire on the date set forth in the upper right hand corner on page 1 of this Agreement (the "stated term"), except as such term may be otherwise shortened by the other provisions of the Plan or this Agreement.

3.       EXERCISE OF OPTION.

         a. Exercise. This Option shall become exercisable in increments as follows:

                            Date Upon Which Right
Number of Shares             To Purchase Accrues
----------------             -------------------
     8,333                    March 16, 2004
     8,333                    June 16, 2004
     8,333                    September 16, 2004
     8,333                    December 16, 2004
     8,333                    March 16, 2005
     8,333                    June 16, 2005
     8,333                    September 16, 2006
     8,333                    December16, 2006
     8,334                    March 16, 2006
     8,334                    June 16, 2006
     8,334                    September 16, 2006
     8,334                    December 16, 2006

         Except as provided in the Plan or this Agreement, the Option shall not be exercisable unless Optionee shall, at the time of exercise, be an employee of the Company or a Subsidiary, and once the Option has become exercisable with respect to a certain number of shares as provided above, it shall thereafter be exercisable as to all of that number of shares, or as to any part thereof, until expiration or termination of this Option. However, this Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under this Option, if less than 100 shares).

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                                                               Change in Control

         b. Adjustment. In the event there is any adjustment to the Common Stock subject to Section 5(b) of the Plan, the Board of Directors or Committee shall make such adjustment as it deems appropriate to the number of shares subject to Award or to the Option Price, or both.

         c. Exercise - Change in Control. If the Optionee is still an employee of the Company or a Subsidiary on the date of the occurrence of a Change in Control, this Option shall become exercisable in full on such date and may be exercised at any time or times thereafter and until expiration or termination of this Option; provided, however, that this Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under this Option, if less than 100 shares).

         d. Method of Exercise. This Option may be exercised only by written notice (the "Exercise Notice") by the Optionee to the Company at its principal executive office. The Exercise Notice shall be deemed given when deposited in the U.S. mails, postage prepaid, addressed to the Company at its principal executive office, or if given other than by deposit in the U.S. mails, when delivered in person to an officer of the Company at that office. The date of exercise of this Option (the "Exercise Date") shall be the date of the postmark if the notice is mailed or the date received if the notice is delivered other than by mail. The Exercise Notice shall state the number of shares in respect of which this Option is being exercised and, if the shares for which this Option is being exercised are to be evidenced by more than one stock certificate, the denominations in which the stock certificates are to be issued. The Exercise Notice shall be signed by the Optionee and shall include the complete address of such person, together with such person's social security number.

         This Option may be exercised either by tendering cash in the amount of the Option Price or, with the Company's consent, by tendering shares of Common Stock (which may include shares previously acquired upon exercise of options granted under the Plan). The Exercise Notice shall be accompanied by payment of the aggregate Option Price of the shares purchased by cash, a certified cashier's check or, at the Company's option, by delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Option Price.

         If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if
(a) the broker-dealer has received from the Optionee or the Company a fully- and duly-endorsed agreement evidencing such option, together with instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

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                                                               Change in Control

         The certificates for shares of Common Stock as to which this Option shall have been so exercised shall be registered in the name of the Optionee and shall be delivered to the Optionee at the address specified in the Exercise Notice. An option exercise shall be valid only if the Optionee makes payment or other arrangements relating to the withholding tax obligations discussed in Paragraph 8. In the event the person exercising this Option is a transferee of the Optionee by will or under the laws of descent and distribution, the Exercise Notice shall be accompanied by appropriate proof of the right of such transferee to exercise this Option.

4.       TERMINATION OF OPTION.

         In the event an Optionee ceases to be an employee of either the Company or a Subsidiary of the Company due to death, Retirement, Resignation, Disability or termination by the Company for any reason other than "cause" (such five events each being a "Qualified Termination"), this Option may be exercised by the Optionee or his or her estate, personal representative or beneficiary to the fullest extent that the Optionee was entitled to exercise the same on the day immediately prior to such termination (i) at any time within the one-year period commencing on the day next following such termination if such termination is due to the death of the Optionee; (ii) at any time within the 30-day period commencing on the day next following the effective date of such termination if such termination is due to the Resignation of the Optionee; or (iii) at any time within the six-month period commencing on the day next following such termination in the case of any other Qualified Termination (or in any such case in (i), (ii) or (iii) above, if shorter, only for the remaining stated term of this Option). In the event that the Optionee's employment is terminated for any reason other than a Qualified Termination, this Option shall automatically expire simultaneously with such termination. For purposes of this Paragraph, "cause" shall mean (i) the failure, in the sole opinion of the Company or a Subsidiary of the Company that employs Optionee, of Optionee to adequately perform the duties assigned to Optionee (other than any such failure resulting from Optionee's Disability); (ii) the engagement by Optionee in misconduct that, in the sole opinion of the Company or a Subsidiary of the Company that employs Optionee, is or may have the effect of being materially injurious to the Company or its Subsidiaries; or (iii) the conviction of Optionee of any felony or crime of moral turpitude.

         After the Optionee's death, this Option shall be exercisable only by the executor or administrator of the Optionee's estate, or if the Optionee's estate is not in administration, by the person or persons to whom the Optionee's rights shall have passed by the Optionee's will or under the laws of descent and distribution of the state where the Optionee was domiciled at the date of death.

5. NO RIGHTS AS SHAREHOLDER. Neither the Optionee nor any person claiming under or through the Optionee shall be or have any rights or privileges of a shareholder of the Company in respect of any of the shares issuable upon the exercise of this Option, unless and until certificates representing such shares shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

6. STATE AND FEDERAL SECURITIES REGULATION. No shares shall be issued by the Company upon the exercise of this Option unless and until any then-applicable requirements of state and

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                                                               Change in Control

federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel. The Company may suspend for a reasonable period or periods the time during which this Option may be exercised if, in the opinion of the Company, such suspension is required to enable the Company to remain in compliance with regulatory requirements relating to the issuance of shares of Common Stock subject to this Option. This Option is subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares of common stock subject to this Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or exercise of this Option or the issue or purchase of shares under this Option, this Option may not be exercised in whole or in part until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall be under no obligation to effect or obtain any such listing, registration, qualification, consent or approval if the Company shall determine, in its discretion, that such action would not be in the best interest of the Company. The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock subject to an option upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body with respect to the granting or exercise of this Option or the issue or purchase of shares under this Option.

7. MODIFICATION OF OPTIONS. At any time and from time-to-time the Committee may execute an instrument providing for modification, extension, or renewal of any outstanding option, provided that no such modification, extension or renewal shall impair this Option in any respect without the written consent of the holder of this Option.

8. WITHHOLDING OF TAXES. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or any Subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any option, including, but not limited to, the withholding of the issuance of all or any portion of the shares of Common Stock subject to this Option until the Optionee reimburses the Company or the applicable Subsidiary for the amount the Company or the applicable Subsidiary is required to withhold with respect to such taxes, canceling any portion of the issuance in an amount sufficient to reimburse the Company or the applicable Subsidiary for the amount it is required to so withhold, or taking any other action reasonably required to satisfy the withholding obligation of the Company or the applicable Subsidiary.

9. CONTINUED EMPLOYMENT NOT PRESUMED. Nothing in this Agreement, the Plan or any document describing it nor the grant of an option shall give the Optionee the right to continue in employment with the Company or any of its Subsidiaries or affect the right of the Company or a Subsidiary to terminate the employment of the Optionee with or without cause.

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                                                               Change in Control

10.      NON-COMPETITION COVENANTS.

         a. The provisions of this subparagraph a. shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while Optionee is employed by the Company or any Subsidiary. Optionee shall not directly or indirectly (i) engage in any employment, business, or activity that is competitive with the business of the Company or any Subsidiary, (ii) assist any other person or organization in competing with, or in preparing to engage in competition with, the business of the Company or any Subsidiary. Direct competition shall include, but not be limited to, the design, development, production, promotion or sale of products, software, or services competitive with those of the Company or any Subsidiary. In addition, Optionee shall not directly or indirectly (i) engage in any employment, business, or activity that is competitive with either (A) the proposed business of the Subsidiary that employs Optionee ("Employing Subsidiary") or (B) any proposed business of any of the Company's other Subsidiaries (the "Non-Employing Subsidiaries") of which Optionee has actual knowledge, or (ii) assist any other person or organization in competing with, or in preparing to engage in competition with, either (A) the proposed business of the Employing Subsidiary or (B) any proposed business of any Non-Employing Subsidiary of which Optionee has actual knowledge.

         b. The provisions of this subparagraph b. shall apply during Optionee's employment with the Company or any Subsidiary and for a period of six months after Optionee ceases to be employed by the Company or any Subsidiary. Optionee shall not directly or indirectly solicit to conduct any Competitive Business with, or conduct any Competitive Business with, any (i) then-current customer of the Employing Subsidiary or (ii) any person that has been a customer of the Employing Subsidiary within the six months prior to the time of Optionee's separation from employment. The phrase "Competitive Business" means the line(s) of business(es) conducted by the Employing Subsidiary.

         c. The provisions of this subparagraph c. shall apply during Optionee's employment with the Company or any Subsidiary and for a period of 12 months after Optionee's separation from employment. Optionee shall not directly or indirectly solicit to hire, or cause to be hired, any employee of the Company or any Subsidiary as an employee or agent of, or consultant to, any business enterprise that Optionee is associated with.

         d. Each non-competition covenant of Optionee contained in the preceding provisions of this Paragraph 10 (the "non-competition covenant") shall be construed as an agreement independent of any other provision of this Agreement and the existence of any claim or cause of action of Optionee against the Company or any Subsidiary, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or any Subsidiary of such non-competition covenant.

         e. The Company and Optionee have in good faith used their best efforts to make each non-competition covenant contained in the preceding provisions of this Paragraph 10 reasonable in both scope and in duration. It is not anticipated, nor is it intended, by either party to this Agreement that any court or other tribunal having jurisdiction over the matter will find it

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                                                               Change in Control

necessary to reform any non-competition covenant to make it reasonable in both scope and in duration, or otherwise. If any non-competition covenant is deemed by a tribunal having jurisdiction over the matter to be unlawful or unenforceable, such provision will be deemed severable from this Agreement and such provision will be limited or eliminated to the minimum extent necessary so that the remaining provisions of this Agreement shall otherwise remain in full force and effect and be enforceable. Furthermore, in lieu of such unlawful or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms as may be possible and be enforceable.

         f. Optionee is agreeing to the provisions of this Paragraph 10 in consideration of the grant of this Option. The provisions of this Paragraph 10 shall be valid and enforceable by the Company and its Subsidiaries, regardless of whether or not any of this Option granted hereunder actually becomes exercisable, or whether or not Optionee actually exercises any rights under this Option. In the event of any conflict or inconsistency between any provision of this Paragraph 10 and any similar or analogous provision of any other agreement (either currently in effect or that may be entered into in the future) between Optionee, on the one hand, and the Company or any Subsidiary, on the other hand, whichever provision is most favorable to the Company or such Subsidiary shall govern.

11. OPTION ISSUED PURSUANT TO PLAN. This Option is issued pursuant to and subject to the terms and conditions and the restrictions as set forth in the Plan, and in the event of any inconsistency, the provisions of the Plan shall govern, provided that no amendment shall be made to the Plan subsequent to the date hereof that impairs the Optionee's rights under this Option without the Optionee's written consent.

12. NO LIABILITY OF OPTION. This Option is not liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Optionee nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process.

13. NO ASSIGNMENT. This Option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by Optionee. Without limiting the generality of the foregoing, this Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process, without the prior written consent of the Company. Any attempted assignment, transfer, pledge, or hypothecation contrary to the provisions hereof shall be void and ineffective for all purposes.

14. GOVERNING LAW. This Agreement has been executed in, and shall be deemed to be performable in, Dallas, Dallas County, Texas. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Texas (excluding its conflict of laws rules). The parties further agree that the courts of the State of Texas, and any courts whose jurisdiction is derivative on the jurisdiction of the courts of the State of Texas, shall have personal jurisdiction over all parties to this Agreement.

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                                                               Change in Control

15. ENTIRE AGREEMENT. Except for the Plan, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the party to be charged therewith. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

16. DUPLICATE ORIGINALS. Duplicate originals of this document shall be executed by both the Company and the Optionee, each of which shall retain one duplicate original.

17. NOTICE. Other than any Exercise Notice, any notice required or permitted to be given under the Plan or this Agreement shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested, first-class postage prepaid, (i) if to the Optionee, at the address shown on the books and records of the Company or at the Optionee's place of employment, or (ii) if to the Company, at 2711 N. Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960: Attention: Treasurer, or any other address that may be given by either party to the other party by notice pursuant to this Paragraph. Any notice other than any Exercise Notice, if sent by registered or certified mail, shall be deemed to have been given when received.

                                    ZIX CORPORATION

                                    By: /s/ John A. Ryan
                                        -------------------------------------
                                        John A. Ryan
                                        President and Chief Executive Officer

OPTIONEE:

/s/ Dan Nutkis
--------------------------
Dan Nutkis

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